Exhibit 99.1

Runway Growth Finance Corp. Reports Third Quarter 2023 Financial Results

Delivered Total and Net Investment Income of $43.8 and $22.0 Million, Respectively

Investment Portfolio of $1.0 Billion

Conference Call Today, Tuesday, November 7, at 5:00 p.m. ET

MENLO PARK, Calif., November 7, 2023—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•	Total investment income of $43.8 million
•	Net investment income of $22.0 million, or $0.54 per share
•	Net asset value of $14.08 per share
•	Dollar-weighted annualized yield on debt investments of 18.3% for the quarter
•	Six investments completed in new and existing portfolio companies, representing $40.8 million in funded loans
•	Aggregate proceeds of $125.3 million received from principal repayments
•	Declared fourth quarter 2023 regular dividend of $0.40 per share
•	Declared fourth quarter 2023 supplemental dividend of $0.06 per share

“Runway Growth’s third quarter demonstrates the resilience of our high quality, late-stage portfolio purpose-built to deliver superior credit performance,” said Greg Greifeld, Acting Chief Executive Officer of Runway Growth, and Deputy Chief Investment Officer and Head of Credit of Runway Growth Capital. “Runway’s pipeline remains healthy and demand from companies for creative financing solutions is accelerating. Our team’s evaluation standards have never been higher as we seek to underwrite the right deals for Runway’s stable and consistent portfolio.”

Greifeld continued, “Runway Growth’s priority is preserving credit quality as we aim to protect our shareholders’ capital while generating attractive returns. With industry low leverage and ample dry powder waiting to be deployed into a capital starved market, Runway is well positioned to drive non-dilutive portfolio growth and ROE for shareholders as we approach 2024.”

Third Quarter 2023 Operating Results

Total investment income for the quarter ended September 30, 2023 was $43.8 million, compared to $27.0 million for the quarter ended September 30, 2022.

Net investment income for the quarter ended September 30, 2023 was $22.0 million, or $0.54 per share, compared to $14.5 million, or $0.36 per share, for the quarter ended September 30, 2022.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended September 30, 2023 was 18.3%. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments outstanding during the period.

Total operating expenses for the quarter ended September 30, 2023 were $21.7 million, compared to $12.5 million for the quarter ended September 30, 2022. The increase was driven by growing management fees, incentive fees and interest expenses related to a larger loan portfolio and an increase in total borrowings at higher interest rates.

Net realized gain on investments was zero for the quarter ended September 30, 2023, compared to a net realized gain of $0.4 million for the quarter ended September 30, 2022. The Company experienced no credit losses during the third quarter or year-to-date in 2023.

For the quarter ended September 30, 2023, net change in unrealized loss on investments was $7.2 million, compared to a net change in unrealized loss of $3.2 million for the comparable prior year period.

Portfolio and Investment Activity

As of September 30, 2023, Runway Growth’s investment portfolio had an aggregate fair value of approximately $1,011 million and was comprised of approximately $962 million in term loans, 99% of which are senior secured loans and $49 million in warrants and other equity-related investments in 50 portfolio companies.

During the third quarter of 2023, Runway Growth completed six investments in new and existing portfolio companies, representing $40.8 million in funded loans.

Total portfolio investment activity for the three and nine months ended September 30, 2023, and 2022 was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Beginning investment portfolio	$1,095,321	$807,729	$1,126,309	$729,516
Purchases of investments	41,987	159,347	105,527	392,820
Purchases of U.S. Treasury Bills	—	—	34,974	—
PIK interest	5,551	1,215	15,334	6,345
Sales or repayments of investments	(126,770)	(56,351)	(225,671)	(143,144)
Scheduled principal payments of investments	(275)	—	(7,046)	(7,266)
Sales and maturities of U.S. Treasury Bills	—	—	(35,000)	(45,000)
Net realized gain (loss) on investments	—	407	(1,178)	939
Net change in unrealized gain (loss) on investments	(7,214)	(3,183)	(9,654)	(28,617)
Amortization of fixed income premiums or accretion of discounts	2,327	1,005	7,332	4,576

Ending Investment Portfolio	$1,010,927	$910,169	$1,010,927	$910,169

Net Asset Value

As of September 30, 2023, net asset value (“NAV’”) per share was $14.08, compared to $14.12 as of September 30, 2022. Total net assets at the end of the third quarter of 2023 was $570.5 million, down 0.55% from $573.7 million in the prior year period.

For the quarter ended September 30, 2023, net increase in net assets resulting from operations was $14.8 million, or $0.37 per share, compared to a net increase in net assets of $11.7 million, or $0.29 per share, for the quarter ended September 30, 2022.

Liquidity and Capital Resources

As of September 30, 2023, the Company had approximately $311.9 million in available liquidity, including unrestricted cash and cash equivalents and $297.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements.

The Company ended the quarter with a core leverage ratio of approximately 79%, compared to 97% for the quarter ended June 30, 2023.

Distributions

On November 2, 2023, the Company’s board of directors declared a regular quarterly distribution of $0.40 per share for the fourth quarter of 2023, payable on November 28, 2023, to stockholders of record as of November 13, 2023. In addition, the Company’s board of directors declared a supplemental dividend of $0.06 per share for the fourth quarter of 2023 that is also payable on November 28, 2023 to stockholders of record as of November 13, 2023.

Share Repurchase Program

On November 2, 2023, the Company’s board of directors approved a share repurchase program (the “Share Repurchase Program”) under which the Company may repurchase up to $25.0 million of its outstanding common stock. Under the Share Repurchase Program, purchases may be made at management’s discretion from time to time in open-market transactions, in accordance with all applicable securities laws and regulations.

Recent Developments

On October 6, 2023, the Company funded an investment of $8.0 million to Betterment Holdings, Inc.

On October 6, 2023, the Company received a partial prepayment of $24.5 million from Brivo, Inc. on its senior secured loan.

On October 19, 2023, the Company funded an investment of $3.1 million to Gynesonics, Inc.

On October 26, 2023, the Company funded an investment of $1.4 million to Snagajob, Inc. in connection with a restructuring of its loan.

On November 3, 2023, the Company funded an investment of $30.0 million to Linxup, LLC.

On November 6, 2023, the Company funded an investment of $5.0 million to Route 92 Medical, Inc.

Conference Call

Runway Growth will hold a conference call to discuss its third quarter ended September 30, 2023, financial results at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, November 7, 2023. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

•	Conference Call
•	Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual Form 10-K report in the section entitled “Risk Factors”, which may be obtained on the Company’s website www.runwaygrowth.com or the SEC’s website www.sec.gov.

IR Contacts:

Stefan Norbom, Prosek Partners, snorbom@prosek.com

Thomas B. Raterman, Acting President, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

Runway Growth Finance Corp.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $971,230 and $1,126,879, respectively)	$951,779	$1,114,935
Affiliate investments at fair value (cost of $55,681 and $4,551, respectively)	47,535	2,084
Control investments at fair value (cost of $17,963 and $19,172, respectively)	11,613	9,290
Total investments at fair value (cost of $1,044,874 and $1,150,602, respectively)	1,010,927	1,126,309
Cash and cash equivalents	14,945	5,761
Interest and fees receivable	8,152	8,766
Other assets	167	930
Total assets	1,034,191	1,141,766

Liabilities
Debt:
Credit facility	203,000	337,000
2026 Notes	95,000	70,000
2027 Notes	152,250	152,250
Unamortized deferred debt costs	(9,265)	(10,293)
Total debt, less unamortized deferred debt costs	440,985	548,957
Incentive fees payable	12,779	8,808
Interest payable	8,025	6,221
Accrued expenses and other liabilities	1,911	1,728
Total liabilities	463,700	565,714

Net assets
Common stock, par value	414	414
Additional paid-in capital	605,774	605,774
Distributable (losses)	(24,881)	(19,320)
Treasury Stock	(10,816)	(10,816)
Total net assets	$570,491	$576,052

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	40,509,269	40,509,269
Net asset value per share	$14.08	$14.22

Runway Growth Finance Corp.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Investment income
From non-control/non-affiliate investments:
Interest income	$35,498	$25,365	$104,169	$61,750
Payment in-kind interest income	5,195	1,200	15,416	3,249
Dividend income	318	318	961	1,021
Fee Income	1,925	153	2,585	1,067
From affiliate investments:
Interest income	601	—	1,486	5
Payment in-kind interest income	—	—	—	97
Fee Income	15	—	15	8
From control investments:
Interest income	—	—	—	1,112
Payment in-kind interest income	—	—	—	2,984
Other income	227	1	352	1

Total investment income	43,779	27,037	124,984	71,294

Operating expenses
Management fees	4,302	3,066	12,598	8,488
Incentive fees	5,511	3,626	14,994	8,591
Interest and other debt financing expenses	10,442	4,382	32,772	8,297
Professional fees	466	482	1,504	1,677
Administration agreement expenses	449	459	1,647	1,331
Insurance expense	269	268	805	806
Tax expense	—	—	50	1
Other expenses	304	256	656	667

Total operating expenses	21,743	12,539	65,026	29,858

Net investment income	22,036	14,498	59,958	41,436

Net realized and net change in unrealized gain (loss) on investments
Net realized gain (loss) on non-control/non-affiliate investments	—	407	(1,178)	939
Net realized gain (loss) on investments	—	407	(1,178)	939
Net change in unrealized gain (loss) on non-control/non-affiliate investments	(7,624)	(1,957)	(7,507)	(14,275)
Net change in unrealized gain (loss) on affiliate investments	410	(172)	(5,679)	(3,380)
Net change in unrealized gain (loss) on control investments	—	(1,054)	3,532	(10,962)
Net change in unrealized gain (loss) on investments	(7,214)	(3,183)	(9,654)	(28,617)

Net realized and unrealized gain (loss) on investments	(7,214)	(2,776)	(10,832)	(27,678)
Net increase (decrease) in net assets resulting from operations	$14,822	$11,722	$49,126	$13,758

Net investment income per common share	$0.54	$0.36	$1.48	$1.01
Net increase (decrease) in net assets resulting from operations per common share	$0.37	$0.29	$1.21	$0.33
Weighted-average shares outstanding	40,509,269	40,774,154	40,509,269	41,119,467